                          SCHEDULE 14A (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission (as permitted by Rule
                                              14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            SYMPHONIX DEVICES, INC.
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                            SYMPHONIX DEVICES, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2000

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SYMPHONIX DEVICES, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 18, 2000 at 9:00 a.m. local time, at 2331 Zanker Road, San Jose, California, 95131 for the following purposes:

  1.  To elect two (2) Class II directors to serve for a three-year term.

  2. To approve an amendment of the Company's 1994 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance thereunder by 1,000,000 shares to a new total of 4,499,273 shares.

  3. To approve an amendment of the Company's 1997 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares to a new total of 475,000 shares.

  4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

  5. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 4, 2000 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          Kirk Davis
                                          President and Chief Executive
                                          Officer

San Jose, California
May 5, 2000

                            YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            SYMPHONIX DEVICES, INC.

                               ----------------

                           PROXY STATEMENT FOR 2000
                        ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of the Board of Directors of SYMPHONIX DEVICES, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, May 18, 2000 at 9:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices which are located at 2331 Zanker Road, San Jose, California, 95131. The Company's telephone number at that location is (408) 232-0710.

  These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were first mailed on or about May 5, 2000 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

  Stockholders of record at the close of business on May 4, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, $.001 par value. At the Record Date, 13,483,987 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 135 stockholders. No shares of the Company's Preferred Stock were outstanding as of the Record Date.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting

  Each stockholder is entitled to one vote for each share held as of the Record Date. Every stockholder voting for the election of directors (Proposal
One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than two candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice, prior to the voting, of his or her intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote.

Solicitation of Proxies

  This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Quorum; Abstentions; Broker Non-votes

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

  The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for the Class II Directors set forth herein; for approval of the amendment of the Company's 1994 Stock Option Plan; for approval of the amendment of the Company's 1997 Employee Stock Purchase Plan; for the ratification of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000; and at the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

  If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals

  Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than January 13, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If such a stockholder fails to comply with the foregoing notice provision the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2000.

  The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder submits a proposal at the Annual Meeting, notice of which was not provided by such stockholder in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, the proxy holders will have discretionary authority to vote on such matter as provided in the proxy card.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 31, 2000 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of the Named Executive Officers (as defined on page 17 under "Executive Compensation and Other Matters--Executive Compensation--Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                                  Approximate
                                                  Common Stock    Percentage
         Beneficial Owner                      Beneficially Owned  Owned(1)
         ----------------                      ------------------ -----------
Entities Affiliated with Sierra Ventures(2)...     1,925,007         14.4%
 3000 Sand Hill Road
 Building 4, Suite 210
 Menlo Park, CA 94025
Entities Affiliated with Mayfield(3)..........     1,682,649         12.6%
 2800 Sand Hill Road, 2nd Floor
 Menlo Park, CA 94025
Harry S. Robbins(4)...........................     1,276,184          9.6%
 1 Loggerhead Lane
 Manalapan, FL 33462
Coral Partners IV, Limited Partnership........     1,099,964          8.2%
 60 South Sixth Street, Suite 3510
 Minneapolis, MN 55402
Siemens Audiologische Technik GmbH............     1,000,000          7.5%
 c/o Siemens Corporation
 1301 Avenue of the Americas
 New York, NY 10014
Hans Mehl(5)..................................     1,000,000          7.5%
Kirk B. Davis(6)..............................       650,000          4.7%
Geoffrey R. Ball..............................       602,239          4.5%
B.J. Cassin(7)................................       325,587          2.4%
Bob H. Katz(8)................................       162,792          1.2%
Alfred G. Merriweather(9).....................       137,976          1.0%
R. Michael Crompton(10).......................       120,975            *
Patrick J. Rimroth(11)........................       120,310            *
James M. Corbett(12)..........................        60,000            *
Petri T. Vainio(13)...........................        32,703            *
All directors and executive officers as a
 group (13 persons)...........................     4,893,766         34.6%

--------
  * Less than 1%

 (1) Applicable percentage ownership is based on 13,368,373 shares of Common Stock outstanding as of March 31, 2000 together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Consists of 1,850,892 shares held by Sierra Ventures IV, 74,116 shares held by Sierra Ventures IV International.

 (3) Consists of 1,567,446 shares held by Mayfield VII, 82,499 shares held by Mayfield Associates Fund II and 32,704 shares held by Mayfield VII Management Partners.

 (4) All such shares are held in the name of the Robbins Family Trust. Mr. Robbins holds voting and dispositive power over all such shares.

 (5) Consists of 1,000,000 shares held by Siemens Audiologische Technik GmbH. Mr. Mehl, a director of the company, is co-managing director of Siemens Audiologische GmbH and disclaims beneficial ownership over these shares.

 (6) Includes an option to purchase 550,000 shares exercisable within 60 days after March 31, 2000.

 (7) Consists of 230,200 shares held in the name of the Cassin Family Trust, over which Mr. Cassin holds voting and dispositive power, (ii) 95,387 shares held by Cassin Family Partners, a California Limited Partnership, over which Mr. Cassin holds voting and dispositive power.

 (8) Consists of 162,792 shares held in the name of the Bob Katz Trust, over which Mr. Katz holds voting and dispositive power.

 (9) Includes options to purchase up to 22,500 shares exercisable within 60 days after March 31, 2000. 115,476 of such shares are held in the name of the Merriweather Family Trust. Mr. Merriweather holds voting and dispositive power over all such shares.

(10) Includes options to purchase up to 104,474 shares exercisable within 60 days after March 31, 2000.

(11) Includes an option to purchase up to 10,000 shares exercisable within 60 days after March 31, 2000. 110,310 of such shares are held in the name of the Rimroth Family Trust. Mr. Rimroth holds voting and dispositive power over all such shares.

(12) Includes an option to purchase up to 50,000 shares exercisable within 60 days after March 31, 2000.

(13) Consists of an option to purchase 32,703 shares exercisable within 60 days after March 31, 2000.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors consists of six persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, one director in Class II and two directors in Class III. Two Class II directors are to be elected at the Annual Meeting. The Class III and Class I directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. Each of the Class II directors will hold office until the 2003 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required

  If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and "broker non-votes" are not counted in the election of directors.

Information Concerning the Nominees and Incumbent Directors

  The following table sets forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years, and the period during which each has served as a director of the Company.

                                  Principal Occupation During       Director
               Name                   the Past Five Years       Age  Since
               ----               ---------------------------   --- --------
 Nominees for Class II Directors:
 Petri T. Vainio................. Petri T. Vainio has served     40   1994
                                   as a director of the
                                   Company since July 1994.
                                   Dr. Vainio is a private
                                   venture capitalist.
                                   Previously, Dr. Vainio
                                   served as a general
                                   partner of Sierra
                                   Ventures, a venture
                                   capital firm he was with
                                   from 1988 to 1999. He
                                   currently serves as a
                                   director of Heartport,
                                   Inc., a medical device
                                   company. Dr. Vainio holds
                                   M.D. and Ph.D. degrees
                                   from the University of
                                   Helsinki, Finland, and an
                                   M.B.A. degree from
                                   Stanford University.
 George G. Montgomery............ George G. Montgomery has       38
                                   served as the Chief
                                   Financial Officer for
                                   Pinpoint Therapeutics,
                                   Inc., a medical device
                                   company since July 1999.
                                   Prior to Pinpoint, Mr.
                                   Montgomery was a Managing
                                   Director at SG Cowan, a
                                   firm he was with from 1995
                                   to 1999. Prior to SG
                                   Cowan, he was a Vice
                                   President at CS First
                                   Boston. Mr. Montgomery
                                   holds a B.A. from Yale
                                   University and an M.B.A.
                                   from the Wharton School at
                                   the University of
                                   Pennsylvania.

                                 Principal Occupation During       Director
               Name                  the Past Five Years       Age  Since
               ----              ---------------------------   --- --------
 Continuing Class I Directors:
 James M. Corbett............... James M. Corbett has served    41   1999
                                  as a director of the
                                  Company since March 1999.
                                  Mr. Corbett is currently
                                  the President and Chief
                                  Executive Officer of Home
                                  Diagnostics, Inc., a
                                  medical device company.
                                  Previously, he held
                                  several international
                                  sales and marketing
                                  management positions with
                                  Boston Scientific
                                  Corporation, Scimed Life
                                  Systems, Inc. and Baxter
                                  Healthcare. Mr. Corbett
                                  holds a B.S. degree from
                                  Kansas University.
 Geoffrey R. Ball............... Geoffrey R. Ball co-founded    36   1994
                                  the Company and has served
                                  as Vice President and
                                  Chief Technical Officer
                                  and a director since May
                                  1994. From 1987 to March
                                  1994, Mr. Ball was a
                                  biomedical engineer in the
                                  hearing research
                                  laboratory at the Veterans
                                  Hospital in Palo Alto,
                                  California, affiliated
                                  with Stanford University.
                                  Mr. Ball holds an M.S.
                                  degree from the University
                                  of Southern California and
                                  a B.S. degree from the
                                  University of Oregon.
 Hans Mehl...................... Hans Mehl has served on the    40   2000
                                  Symphonix board of
                                  directors since January
                                  2000. He has served as the
                                  Co-Managing Director of
                                  Siemens Audiologische
                                  Technik GmbH since 1998.
                                  Mr. Mehl previously served
                                  in the capacity of Chief
                                  Financial Officer and
                                  Corporate Development
                                  Consultant with Siemens
                                  Audiologische Technik
                                  GmbH.
 Continuing Class III Directors:
 B.J. Cassin.................... B.J. Cassin has served as a    66   1994
                                  director of the Company
                                  since July 1994. Mr.
                                  Cassin has been a private
                                  venture capital investor
                                  since 1979. Previously, he
                                  co-founded Xidex
                                  Corporation, a
                                  manufacturer of data
                                  storage media, and served
                                  as Vice President of
                                  Marketing. Mr. Cassin is a
                                  director of Cerus
                                  Corporation, a medical
                                  device company (of which
                                  he is Chairman). Mr.
                                  Cassin holds an A.B.
                                  degree from Holy Cross
                                  College.
 Kirk B. Davis.................. Kirk B. Davis has been         42   1999
                                  President and Chief
                                  Executive Officer of
                                  Symphonix Devices, Inc.
                                  since August, 1999. Mr.
                                  Davis was with Abbott
                                  Laboratories, Inc. from
                                  1987 and most recently,
                                  from March 1998, served as
                                  vice president and general
                                  manager, critical care
                                  products. From 1996 to
                                  1998, he served as general
                                  manager of Abbott's UK
                                  operation and from 1994 to
                                  1998 he served as
                                  divisional vice president
                                  and regional director,
                                  Europe for Abbott. Mr.
                                  Davis has a BS degree from
                                  Stanford University and an
                                  MBA degree from the J.L.
                                  Kellogg Graduate School of
                                  Management at Northwestern
                                  University.

Board Meetings and Committees

  The Board of Directors of the Company held a total of five meetings during fiscal 1999. No director attended fewer than 75% of the meetings of the Board of Directors held during the period he was a director. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such function.

  The Audit Committee, which consists of directors Cassin and Vainio, is responsible for overseeing actions taken by the Company's independent accountants and reviewing the Company's internal financial controls. The Audit Committee held one meeting during fiscal 1999, and no director attended fewer than 75% of the meetings of the Audit Committee held during the period he sat on such committee.

  The Compensation Committee, which consists of directors Cassin and Vainio, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans. The Compensation Committee held two meetings during fiscal 1999, and no director attended fewer than 75% of the meetings of the Compensation Committee held during the period he sat on such committee.

Compensation of Directors

  Members of the Company's Board of Directors do not receive cash compensation for their services as directors but are eligible to receive grants of stock options under the Company's 1994 Stock Option Plan. In March 1999, James Corbett was granted a non-qualified option to purchase 50,000 shares of the Company's common stock to vest over four years at an exercise price of $2.625.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consists of directors Cassin and Vainio. There were no reportable transactions with any members of the Compensation Committee in fiscal 1999.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO

                    AMENDMENT OF THE 1994 STOCK OPTION PLAN

  At the Annual Meeting, the stockholders are being asked to approve an amendment of the Company's 1994 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares and to approve the material terms of the Option Plan, including, but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

  As of March 31, 2000, a total of 3,499,273 shares of Common Stock have been reserved for issuance under the Option Plan. As of March 31, 2000, 1,340,015 shares had been issued upon the exercise of stock options granted under the Option Plan, 1,921,253 options were outstanding and 238,005 shares remained available for future grant. Under the amendment, an additional 1,000,000 shares will be authorized and available for future grants under the Option Plan for a new total of 4,499,273 shares.

  The Option Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company has had a longstanding practice of linking key employee compensation to corporate performance because it believes that this increases employee motivation to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of the Company's employees. This practice has enabled the Company to attract and retain the talent that it continues to require.

  The Board of Directors believes that the remaining shares available for grant under the Option Plan are insufficient to accomplish the purposes of the Option Plan described above. The Company anticipates there will be a need to hire additional technical, sales and marketing, and management employees during fiscal 2000 and it will be necessary to offer equity incentives to attract and motivate these individuals, particularly in the extremely competitive job market in Silicon Valley. In addition, in order to retain the services of valuable employees as the Company matures and its employee base grows larger, it will be necessary to grant additional options to current employees as older options become fully vested.

  The essential terms of the Option Plan are summarized as follows:

Purpose

  The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

Administration

  The Option Plan provides for administration by the Board of Directors of the Company or one of its committees. The Option Plan is currently being administered by the Board of Directors. The Board of Directors is referred to in this description as the "Administrator." The Administrator determines the terms of options granted including, but not limited to, the exercise price, number of shares subject to the option and the exercisability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Option Plan.

Eligibility

  The Option Plan provides that either incentive or nonqualified stock options may be granted to employees (including officers and employee directors) of the Company or any of its designated subsidiaries. In addition, the Option Plan provides that nonqualified stock options may be granted to non-employee directors and consultants of the Company or any of its designated subsidiaries. The Administrator elects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors. The Option Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive options which become exercisable for the first time in any one calendar year.

Terms of Options

  Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

    (1) Exercise of the Option: The Administrator determines when options granted under the Option Plan may be exercised. An option is exercised when the optionee gives written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tenders payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, delivery of already-owned shares of the Company's Common Stock (subject to certain conditions), a reduction in the amount of any liability the Company may have to the optionee or any combination of the foregoing methods. Payment may also be made by a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes or such other consideration as determined by the Administrator and as permitted by the Delaware General Corporation Law.

    Options may be exercised at any time on or following the date the options are first exercisable. An Option may not be exercised for a fraction of a share.

    (2) Option Price: The option price of all incentive stock options and nonqualified stock options under the Option Plan is determined by the Administrator but, in the case of incentive stock options, in no event will it be less than the fair market value of the Company's Common Stock on the date the option is granted. For purposes of the Option Plan, fair market value is defined as the closing price per share of the Company's Common Stock on the date of grant as reported on The NASDAQ National Market. In the case of an option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value on the date of grant.

    (3) Termination of Employment: The Option Plan provides that if the optionee's employment by the Company is terminated for any reason, other than death or disability, options may be exercised within three months (or such other period of time not exceeding three months as determined by the Administrator) after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

    (4) Death: If an optionee should die while an employee or a consultant of the Company, options may be exercised at any time within twelve months after the date of death but only to the extent that the options were exercisable on the date of death and in no event later than the expiration of the term of such option.

    (5) Disability: If an optionee's employment is terminated due to a disability, options may be exercised at any time within twelve months from the date of such termination, but only to the extent that the options were exercisable on the date of termination of employment and in no event later than the expiration of the term of such option.

    (6) Termination of Options: Options granted under the Option Plan have a term as is determined by the Administrator, with incentive stock options expiring no later than ten years from the date of grant. However, incentive stock options granted to an optionee who immediately before the grant of such option owns more than 10% of the voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after such expiration.

    (7) Nontransferability of Options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution or a qualified domestic relations order and is exercisable only by the optionee (or in the event of death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee).

Adjustment Upon Changes in Capitalization

  In the event any change such as a stock split or dividend is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, the Administrator may in its discretion provide for an optionee to have the right to exercise his or her option until 10 days prior to such transaction, including shares as to which the option would not otherwise be exercisable. To the extent it has not been previously exercised, an option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation or sale of substantially all of the assets of the Company, all outstanding options will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor refuses to assume or substitute for an option, the optionee shall fully vest in and have the right to exercise such option in full, including shares as to which such option would not otherwise be exercisable for a period of 15 days from the date the Administrator gives notice to the optionee.

Performance-Based Compensation Limitations

  No employee will be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. The foregoing limitation, which will be adjusted proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

Amendment and Termination

  The Board of Directors may amend the Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which increases the number of shares which may be issued under the Option Plan or as necessary to remain in compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 422 of the Code. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Option Plan without the consent of the optionee. In any event, the Option Plan will terminate in June 2004.

Tax Information

  Options granted under the Option Plan may be either incentive stock options (as defined in Section 422 of the Code) or nonqualified options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. All other options which do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price to the extent not recognized as taxable income as described above will be treated as long-term or short-term capital gain or loss depending on the holding period.

  Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option. The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Option Plan The

  grant of options under the Option Plan to executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Option Plan. Accordingly, future awards are not determinable. The table of option grants under "Executive Compensation and Other Matters--Option Grants in Last Fiscal Year" provides information with respect to the grant of options to the Named Executive Officers during fiscal 1999. Information regarding options granted to Outside Directors pursuant to the Option Plan during fiscal 1999 is set forth under the heading "Proposal One--Election of Directors--Compensation of Directors." During fiscal 1999, all current executive officers as a group and all other individuals as a group received options to purchase 1,150,000 shares and 34,000 shares, respectively, pursuant to the Option Plan. As of March 31, 2000, approximately 72 employees, directors and consultants were eligible to participate in the Option Plan.

Vote Required

  The affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting will be required to approve the amendment of the Option Plan.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE OPTION PLAN.

                                PROPOSAL THREE

              AMENDMENT OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

  At the Annual Meeting, the stockholders are being asked to approve an amendment of the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder by 200,000 shares. Exclusive of the 200,000 shares for which approval is sought hereunder, a total of 275,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. As of March 31, 2000, a total of 104,102 shares had been issued to employees at an average purchase price of $1.982 per share pursuant to three offerings under the Purchase Plan and, exclusive of the 200,000 shares for which approval is sought hereunder, 170,898 shares remain available for future issuance.

  The fair market value of the Common Stock of the Company on the first day of the most recent offering period was $4.06 per share. See "Purchase Price."

  The essential terms of the Purchase Plan, as amended, are summarized as follows:

Purpose

  The purpose of the Purchase Plan is to provide employees of the Company and of any subsidiary which is designated by the Board of Directors to participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Administration

  The Purchase Plan provides for administration by the Board of Directors of the Company or a committee appointed by the Board. The Purchase Plan is currently administered by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. No charge for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

Offering Periods

  The Purchase Plan has offering periods of approximately twenty-four months, each divided into four six-month purchase periods. The offering periods commence on or after May 1 and November 1 of each year. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval.

Eligibility

  Any person who (i) is a regular employee scheduled to work at least twenty hours per week and at least five months per calendar year and (ii) was employed by the Company on the first day of the offering period (or by any subsidiary designated from time to time by the Board of Directors) is eligible to participate in the Purchase Plan.

  Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering period.

Purchase Price

  The price at which shares are sold to participating employees is equal to eighty-five percent (85%) of the lower of the fair market value per share of the Common Stock on (i) the first day of the offering period or (ii) the last day of the purchase period. For purposes of the Purchase Plan, fair market value is defined as the closing price per share of the Company's Common Stock on either (i) or (ii) above as reported on The NASDAQ National Market. The closing sale price per share of the Company's Common Stock on The NASDAQ National Market on March 31, 2000 was $5.00.

Payment of Purchase Price; Payroll Deductions

  The purchase price of the shares is accumulated by payroll deductions over the duration of the offering period. The deductions may not exceed 10% of a participant's compensation. A participant may discontinue his or her participation in the Purchase Plan and may decrease the rate of his or her payroll deductions at any time during the offering period. Payroll deductions commence on the first payday following the beginning of the offering period and will continue at the same rate until the end of the offering period until terminated or changed as provided in the Purchase Plan.

Purchase of Stock; Exercise of Option

  By executing a subscription agreement to participate in the Purchase Plan, an employee is granted an option to purchase shares of Common Stock. The maximum number of shares which a participant has an option to purchase in a particular purchase period is that number arrived at by dividing the amount of his or her compensation which he or she has elected to have withheld for the purchase period by the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period as long as the total number of shares issued to a participant for any purchase period does not exceed a number determined by dividing $12,500 by the market value of a share of Common Stock at the beginning of the offering period. Unless the employee's participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the purchase period at the applicable price.

  Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan (a) if, immediately after the grant of the option, the employee would own, and/or hold outstanding options to purchase, 5% or more of the combined voting power or value of all classes of the capital stock of the Company or (b) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal

  A participant's interest in a given offering may be determined in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any withdrawal by the employee during a given offering automatically terminates the employee's interest in that offering. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the next offering period (as they otherwise would) unless the participant delivers a new subscription agreement to the Company.

Termination of Employment

  Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned without interest to such participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

Capital Changes

  In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Common Stock, effected without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share.

Dissolution, Liquidation, Merger or Asset Sale

  In the event of the proposed dissolution or liquidation of the Company, the current offering periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the purchase period then in progress will be shortened by setting a new exercise date (which date will be before the date of the Company's proposed sale or merger) and the offering period then in progress will end on such new exercise date, unless the successor corporation assumes all outstanding options under the Purchase Plan.

Nonassignability

  No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, transferred or otherwise disposed of in any way by the participant and any such attempt may be treated by the Company as an election to withdraw funds from the current offering period.

Amendment and Termination of the Purchase Plan

  The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that such termination will not affect options previously granted nor may any amendment make any changes in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to participants under the Purchase Plan. In any event, the Purchase Plan will terminate in March 2007.

Use of Funds

  All payroll deductions received or held by the Company under the Purchase Plan may be used in the Company for any corporate purpose. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

Automatic Transfer to Low Price Offering Period

  To the extent permitted by federal securities law, if the fair market value of a share of Common Stock of the Company on the last day of a purchase period is lower than the fair market value of a share of Common Stock of the Company on the first day of an offering period, then all participants in such offering period will immediately be automatically withdrawn after the exercise of their option and automatically re-enrolled in the next offering period.

Tax Consequences of Purchase Plan Transactions.

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income is taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, depending in part on how long the shares are held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
(b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased by the participant over the participant's purchase price. Any additional gain or loss on the sale or disposition will be capital gain or loss. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

Participation in the 1997 Purchase Plan

   Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan.

  The following table sets forth certain information regarding shares purchased during the fiscal year ended December 31, 1999 by each of the executive officers named in the Summary Compensation Table (see page 17), all current executive officers as a group, all nonemployee directors as a group and all other employees who participated in the Purchase Plan as a group:

                                                            Number of   Dollar
                                                             Shares      Value
    Name of Individual or Identity of Group and Position  Purchased (#) ($)(1)
    ----------------------------------------------------  ------------- -------
   Kirk B. Davis, President and Chief Executive
    Officer.............................................        --          --
   R. Michael Crompton, Vice President of Regulatory
    Affairs and Quality Assurance.......................        387         726
   Patrick J. Rimroth, Vice President of Operations.....        996       2,561
   Alfred G. Merriweather, Chief Financial Officer......      2,509       7,525
   Harry S. Robbins, President and Chief Executive
    Officer.............................................        --          --
   Bob H. Katz, Vice President of Research &
    Development.........................................        --          --
   All executive officers as a group (8 persons)........      3,892      10,811
   All nonemployee directors............................          *           *
   All other employees as a group.......................     75,864     120,506

--------
*  Not eligible to participate in the Purchase Plan.

(1) Market value of shares on date of purchase minus the purchase price under the Purchase Plan.

Vote Required

  The affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting will be required to approve the amendment of the Purchase Plan.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE PURCHASE PLAN.

                                 PROPOSAL FOUR

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent accountants at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

  PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1994. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

 THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

                          SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company, the four next most highly compensated executive officers in the fiscal year ended December 31, 1999 (collectively, the "Named Executive Officers") of the Company for services rendered in all capacities to the Company for the fiscal years indicated.

                                                                    Long-Term
                                                      Annual       Compensation
                                                   Compensation       Awards
                                                ------------------ ------------
                                                                    Number of
                                                                    Securities
                                                                    Underlying
                                         Fiscal                      Options
   Name and Principal Position            Year   Salary  Bonus ($)    (#)(1)
   ---------------------------           ------ -------- --------- ------------
Kirk B. Davis(2)........................  1999  $100,482  $80,000    650,000
President and Chief Executive Officer

R. Michael Crompton.....................  1999   157,337   40,246     75,000
Vice President of Regulatory Affairs      1998   155,253   38,390     10,000
And Quality Assurance                     1997   122,627   33,865     29,069

Bob H. Katz.............................  1999   173,583   41,140     75,000
Vice President of Research and            1998   153,678   31,539        --
Development                               1997   121,706   32,533     43,603

Patrick J. Rimroth......................  1999   161,353   41,085     75,000
Vice President of Operations              1998   149,128   37,037     10,000
                                          1997   120,665   33,347     29,068

Alfred G. Merriweather(3)...............  1999   158,295   39,520     80,000
Vice President of Finance and             1998   158,011   39,000     10,000
Chief Financial Officer                   1997   138,832   39,389     14,534

Harry Robbins(4)........................  1999   272,660  100,000        --
President and Chief Executive Officer     1998   259,615  100,000        --
                                          1997   224,327  105,750        --

--------
(1) These shares are subject to exercise under stock options granted pursuant to the Company's 1994 Stock Option Plan. See "--Option Grants in Last Fiscal Year."

(2)  Mr. Davis joined the Company in August 1999.

(3) Mr. Merriweather resigned as Chief Financial Officer effective January 1, 2000 and is no longer involved with the Company.

(4) Mr. Robbins resigned as President and Chief Executive Officer effective August 16, 1999. Mr. Robbins resigned from the Board of Directors effective April 1, 2000 and is no longer involved with the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 1999. All such options were awarded under the Company's 1994 Stock Option Plan.

                                                                                  Potential
                                                                                 Realizable
                                                                              Value at Assumed
                                                                               Rates of Stock
                                                                                    Price
                                                                              Appreciation for
                                          Individual Grants                    Options Term(1)
                          -------------------------------------------------- -------------------
                          Number of
                          Securities     Percent of
                          Underlying   Total Options    Exercise
                           Options       Granted to     Price Per
                           Granted      Employees in      Share   Expiration
    Name                    (#)(2)   Fiscal 1999 (%)(3) ($)(4)(5)    Date     5% ($)   10% ($)
    ----                  ---------- ------------------ --------- ---------- -------- ----------
Kirk Davis..............   650,000          51.6         $2.250    08/05/09  $919,760 $2,330,827
Alfred G. Merriweather..    25,000           2.0         $2.563    07/15/09    40,297    102,118
Alfred G. Merriweather..    55,000           4.4         $3.250    10/15/09   112,415    284,879
R. Michael Crompton.....    25,000           2.0         $2.563    07/15/09    40,297    102,118
R. Michael Crompton.....    50,000           4.0         $3.250    10/15/09   102,196    258,981
Patrick J. Rimroth......    25,000           2.0         $2.563    07/15/09    40,297    102,118
Patrick J. Rimroth......    50,000           4.0         $3.250    10/15/09   102,196    258,981
Bob H. Katz.............    25,000           2.0         $2.563    07/15/09    40,297    102,118
Bob H. Katz.............    50,000           4.0         $3.250    10/15/09   102,196    258,981

--------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Certain of the options are immediately exercisable, conditioned upon the optionee entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. The options vest or are released from the repurchase option of the Company at the rate of one forty-eighth ( 1/48) of the total number of shares subject to each option at the end of each full month beginning on the grant date for each option. Certain other of the options vest upon the company receiving pre-market approval for its product from the FDA.

(3) Based on an aggregate of 1,259,000 options granted by the Company in the year ended December 31, 1999 to employees of and consultants to the Company, including the Named Executive Officers.

(4) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(5) Exercise price may be paid in cash, check, promissory note, by delivery of already-owned shares of the Company's Common Stock subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company amount of sale or loan proceeds required to pay the exercise price, a reduction in the amount of any Company liability to an optionee, or any combination of the foregoing methods of payment or such other consideration or method of payment to the extent permitted under applicable law.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1999 and the value of stock options held as of December 31, 1999 by the Named Executive Officers.

                                                           Number of
                                                     Securities Underlying     Value of Unexercised
                                                    Unexercised Options at    In-The-Money Optons at
                                           Value     December 31, 1999 (#)   December 31, 1999 ($)(2)
                          Shares Acquired Realized ------------------------- -------------------------
    Name                  on Exercise (#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
    ----                  --------------- -------- ----------- ------------- ----------- -------------
Kirk B. Davis...........      100,000        --      550,000         --       $618,750         --
R. Michael Crompton.....          --         --      104,474      75,000       209,653      26,550
Bob H. Katz.............          --         --          --       75,000           --       26,550
Patrick J. Rimroth......          --         --       10,000      75,000         2,500      26,550
Harry S. Robbins........          --         --          --          --            --          --
Alfred G. Merriweather..          --         --       22,500      67,500        12,650      17,025

--------
(1) Fair market value of the Company's Common Stock on the date of exercise minus the exercise price.

(2) Fair market value of the Company's Common Stock at fiscal year-end ($3.375 based on the last reported sale price of the Company's Common Stock on December 31, 1999) minus the exercise price.

Employment Contracts and Change-in-Control Arrangements

 Option Vesting Agreements

  The Company has entered into an option vesting agreement with each of its officers with whom it has entered into a stock option agreement, to provide for accelerated vesting of all shares subject to such option (i) 12 months after a change in control or (ii) in the event such officer is involuntarily terminated within the 12 month period following a change in control. For purposes of the option vesting agreement, "change in control" is defined as
(i) the closing of a merger, reorganization, sale of shares or sale of substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the closing of the transaction own less than 50% of the voting power of the surviving or controlling entity (or its parent) immediately after the transaction, or (ii) the date of the approval by the stockholders of the Company of a plan of complete liquidation of the Company.

Certain Transactions

 Transactions with Directors, Executive Officers and Others

  On November 2, 1999, the Company entered into a Marketing and Distribution Agreement with Siemens Audiologische Technik GmbH ("Siemens"). Additionally, on December 1, 1999, the Company issued and sold 1,000,000 shares of its Common Stock for a purchase price of $5.00 per share to Siemens in a private placement (the "Private Placement"). In connection with the Private Placement, Siemens agreed to purchase additional shares of the Company's Common Stock upon satisfaction of certain terms and conditions specified in the Common Stock Purchase Agreement. Hans Mehl, a director, is the Co-Managing Director of Siemens.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

  During the fiscal year ended December 31, 1999 the Company's executive compensation program was approved by the Board's Compensation Committee and the Board of Directors. The following is the report of the Compensation Committee with respect to the compensation paid to the Company's executive officers during fiscal 1999. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table (see page 17).

Compensation Philosophy

  The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and
(iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The compensation program for the Company's executive officers consists of the following components: base salary, annual cash incentives and long-term stock option incentives.

 Base Salary

  The Compensation Committee reviewed and approved fiscal 1999 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year and as necessary at various times during the fiscal year. Base salaries were established by the Compensation Committee based upon competitive compensation data for similarly situated companies in the medical device industry, the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Compensation Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other medical device companies. The competitive information was obtained from surveys prepared by reputable consulting companies or industry associations. In making base salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

 Annual Cash Incentives

  Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. The Company generally provides annual bonus payments to its executive officers based on achieving a set of specific corporate and individual goals established at the beginning of the fiscal year. Target bonuses are established based on a percentage of each officer's salary and the portion of that target that is paid is based on the committee's determination of the extent to which each officer's predetermined goals were accomplished. In establishing bonus payments for fiscal 1999, the Committee measured progress in the Company's product development programs, clinical trials and manufacturing operations during the year, as well as financial performance.

 Long-Term Stock Option Incentives

  The Company generally provides its executive officers with long-term incentive compensation through grants of stock options under the Company's 1994 Stock Option Plan. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock.

The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers in fiscal 1999 were granted at an exercise price that was at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

Section 162(m)

  The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m). In approving the amount and form of compensation for the Company's executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

                                          Respectfully submitted by:

                                          B. J. Cassin
                                          Petri T. Vainio

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of The NASDAQ National Market, U.S. index and of the NASDAQ Medical Devices, Instruments and Supplies index for the period commencing February 19, 1998 (the date the Company's Common Stock commenced trading on the NASDAQ National Market) and ending on December 31, 1999. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

                Comparison of 22 Month Cumulative Total Return*
                        among Symphonix Devices, Inc.,
             the Nasdaq Stock Market (U.S.) Index and a Peer Group


                         [GRAPH OF PERFORMANCE CHART]
SYMPHONIX DEVICES
                                      Cumulative Total Return
                               -------------------------------------
                               2/19/1998       12/98           12/99
SYMPHONIX DEVICES, INC.         100.00          34.38           28.13
PEER GROUP                      100.00          94.59          125.46
NASDAQ STOCK MARKET (U.S.)      100.00         128.10          237.07

  The information contained under the caption (on page 20) "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" (shown above) shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that, during the fiscal year ended December 31, 1999, all such forms were filed on a timely basis except the Form 3 filings for Kirk Davis and James Corbett which were filed eleven days after their respective appointments (the requirement is to file within ten days).

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: May 5, 2000

                                                                      1702-PS-00

                                 DETACH HERE

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           SYMPHONIX DEVICES, INC.

                     2000 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholders of Symphonix Devices, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated March 31, 2000 and hereby appoints Kirk B. Davis as attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2000 Annual Meeting of Stockholders of Symphonix Devices, Inc. to be held on May 18, 2000 at 9:00 a.m., local time, at the Company's principal executive offices located at 2331 Zanker Road, San Jose, CA 95131 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


-----------                                                          -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

SYMPHONIX DEVICES, INC.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

                                  DETACH HERE
--------------------------------------------------------------------------------

[X] Please mark
    votes as in
    this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                                                                           FOR    AGAINST  ABSTAIN
1.  Election of Class II Directors.                                   2.  Proposal to approve an amendment  [_]      [_]      [_]
                                                                          of the Company's 1994 Stock Option
Nominees: (01) Petri Vainio and (02) George Montgomery                    Plan to increase the number of shares
                                                                          of Common Stock reserved for issuance
        FOR               WITHHELD                                        thereunder by 1,000,000 shares.
        [_]                 [_]
                                                                                                            FOR    AGAINST  ABSTAIN
[_] _______________________________________          MARK HERE [_]    3.  Proposal to approve an amendment  [_]      [_]      [_]
    For all nominees except as noted above          FOR ADDRESS           of the Company's 1997 Employee
                                                     CHANGE AND           Stock Purchase Plan to increase
                                                     NOTE BELOW           the number of shares of Common
                                                                          Stock reserved for issuance
                                                                          thereunder by 200,000 shares.

                                                                                                             FOR    AGAINST  ABSTAIN
                                                                      4.  Proposal to ratify the appointment [_]      [_]      [_]
                                                                          of PricewaterhouseCoopers LLP as
                                                                          independent accountants of the
                                                                          Company for the fiscal year ending
                                                                          December 31, 2000.

                                                                      Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and
                                                                      attorneys-in-fact should add their titles. If signer is a
                                                                      corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a
                                                                      partnership, please sign in partnership name by authorized person.

                                                                      Please sign, date and promptly return this proxy in the
                                                                      enclosed return envelope which is postage prepaid if mailed in the United States.


Signature:___________________Date:_____  Signature:___________________Date:_____